UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2016

COMMUNITY BANKERS TRUST CORPORATION

(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	001-32590 (Commission File Number)	20-2652949 (IRS Employer Identification No.)

9954 Mayland Drive, Suite 2100 Richmond, Virginia (Address of principal executive offices)	23233 (Zip Code)

Registrant’s telephone number, including area code: (804) 934-9999

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On November 18, 2016, Community Bankers Trust Corporation (the “Company”) amended its Code of Business Conduct and Ethics (the “Code”) as part of an annual review of the Code. In addition to technical, administrative and other non-substantive revisions, the Company amended the provision of the Code relating to gifts to and from customers or vendors, which prohibits gifts or similar payments made for the purpose of giving or attempting to give preferential treatment to a customer or vendor or in exchange for recommending, influencing or attempting to influence a Company decision or transaction. Prior to the amendment, employees of the Company were prohibited generally from giving or receiving one or more gifts with a total value of more than $100 per giver per year. The amendment eliminates that strict prohibition, but requires employees to present gifts greater than that value to a designated management committee for its review and approval of the appropriateness of the gifts under the intent of the Code.

The Code applies to all employees and directors of the Company and its subsidiaries, including Essex Bank. A copy of the Code is filed as Exhibit 14.1 to this report and is incorporated by reference into this Item 5.05.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

14.1	Code of Business Conduct and Ethics (amended as of November 18, 2016)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY BANKERS TRUST CORPORATION
(Registrant)

Date: November 25, 2016	By:	/s/ John M. Oakey, III
John M. Oakey, III
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

14.1	Code of Business Conduct and Ethics (amended as of November 18, 2016)